UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported): November 18, 2009

IDEARC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01                                          Entry into a Material Definitive Agreement.

Standby Purchase Agreement

On November 18, 2009, Idearc Inc. (“Idearc”), entered into a Standby Purchase Agreement (the “Agreement”) with certain investment funds and accounts managed by Paulson & Co. Inc. (“Paulson”).  Under the Agreement, holders of claims entitled to receive shares of new Idearc common stock under Idearc’s proposed Plan of Reorganization as modified on November 19, 2009 (the “Plan”) in its Chapter 11 proceedings will have the right to elect to receive cash in lieu of such shares of new Idearc common stock upon the effectiveness of the Plan.  The cash to fund the elections by claim holders will be provided by Paulson’s purchase from reorganized Idearc of the number of shares of new Idearc common stock that otherwise would have been distributed to electing claim holders.  The amount of cash to be received would be an amount per share implied by a valuation for all of the equity of reorganized Idearc of at least $260 million.  Under the Agreement, the amount of new Idearc common stock that Paulson can acquire is limited so that Paulson cannot beneficially own more than 45% of the outstanding new Idearc common stock as of the effective date of the reorganization. Paulson currently owns pre-petition secured debt of Idearc.

The obligations of Paulson and Idearc to consummate the transactions under the Agreement are subject to closing conditions set forth in the Agreement, including Idearc and Paulson entering into a Standstill Agreement and Registration Rights Agreement at or around the effective date of the reorganization.  The Standstill Agreement, the form of which is attached as an exhibit to the Agreement, will have a term of four years.  Under the Standstill Agreement, as long as Paulson owns at least 20% of the outstanding new Idearc common stock, during the term of the Standstill Agreement, Paulson will have the right to nominate one director to serve on the Board of Directors of Idearc, Paulson’s voting on corporate matters will be limited, Idearc will grant Paulson certain preemptive rights, and Paulson’s beneficial ownership of common stock will be limited to 45% of the issued and outstanding stock of Idearc.  The Registration Rights Agreement will provide Paulson with registration rights in connection with the shares of new Idearc common stock that will be issued to Paulson.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the actual text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On November 18, 2009, Idearc issued a press release announcing entering into the Agreement.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 20, 2009, Idearc issued a press release announcing an agreement with creditors.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated November 18, 2009 *

99.1	Press Release regarding Paulson Standby Purchase Agreement, dated November 18, 2009

99.2	Press Release regarding agreement with creditors, dated November 20, 2009

*                                         Idearc agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ Cody Wilbanks
	Name:	Cody Wilbanks
	Title:	Executive Vice President –
General Counsel and Secretary

Date:       November 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated November 18, 2009 *

99.1	Press Release regarding Standby Purchase Agreement, dated November 18, 2009

99.2	Press Release regarding agreement with creditors, dated November 20, 2009

*                                         Idearc agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.